UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2018, J. C. Penney Company, Inc. (the “Company”), J. C. Penney Corporation, Inc. (the “Corporation”) and certain subsidiaries of the Corporation (collectively, with the Company and the Corporation, the “JCP Parties”) entered into an Indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”), which provides for the issuance by the Corporation of $400,000,000 aggregate principal amount of 8.625% Senior Secured Second Priority Notes due 2025 (the “Notes”).

The Notes were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes bear interest at a rate of 8.625% per year and will mature on March 15, 2025. Interest on the Notes is payable on March 15 and September 15 of each year, commencing on September 15, 2018. The form of Note is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

At any time, and from time to time, prior to March 15, 2021, the Corporation may redeem the Notes in whole or in part, at the Corporation’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the excess of (a) the present value at the redemption date of (1) the redemption price of the Notes to be redeemed at March 15, 2021 as set forth in the terms of the Notes plus (2) all required interest payments due on the Notes to be redeemed through March 15, 2021 (excluding interest paid prior to the redemption date and accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of the redemption date plus 50 basis points; over (b) the principal amount of the Notes to be redeemed; plus, in each case, any accrued and unpaid interest to, but not including, the redemption date. The Corporation may also redeem the Notes in whole or in part at any time, and from time to time, on or after March 15, 2021 and prior to maturity at a redemption price equal to (i) 104.313% of the principal amount of the Notes to be redeemed if the redemption occurs on or after March 15, 2021 and before March 15, 2022, (ii) 102.156% of the principal amount of the Notes to be redeemed if the redemption occurs on or after March 15, 2022 and before March 15, 2023 or (iii) 100.000% of the principal amount of the Notes to be redeemed if the redemption occurs on or after March 15, 2023, plus, in each case, any accrued and unpaid interest to, but not including, the redemption date. In addition, at any time, and from time to time, prior to March 15, 2021, the Corporation may redeem up to 35% of the original principal amount of the Notes at a redemption price equal to 108.625% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but not including, the redemption date, with the net cash proceeds from a qualified equity offering.

The Indenture contains covenants that, among other things, limit the Corporation’s ability to (i) consolidate, merge or sell all or substantially all of its properties or assets, (ii) sell (x) Collateral (as defined below), other than ABL Priority Collateral (as defined below) (“Second Priority Collateral”), or (y) any real property interest that secures the JCP Parties’ obligations under the Amended and Restated Credit and Guaranty Agreement, dated as of June 23, 2016, among the JCP Parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Loan Facility”), or the Indenture (the “2016 Indenture”), dated as of June 23, 2016, among the JCP Parties and Wilmington

Trust, National Association, as trustee (“Material Real Estate Assets”), (iii) create liens and to engage in certain sale and lease-back transactions with the Second Priority Collateral or any Material Real Estate Asset, and (iv) permit any subsidiary of the Corporation that guarantees the Notes and that directly owns any Material Real Estate Asset to incur or guarantee any indebtedness. In the event the aggregate net cash proceeds from permitted dispositions of Second Priority Collateral or Material Real Estate Assets not invested pursuant to the terms of the Indenture exceed $25 million, the Corporation must offer to repurchase a portion of the Notes with such proceeds at a price equal to 100% of the principal amount (or, if such proceeds are from certain sale and lease-back transactions, 103% of the principal amount) plus any accrued and unpaid interest to, but not including, the repurchase date. Further, if a change of control occurs, the Corporation must offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest to, but not including, the repurchase date.

The Indenture also contains customary events of default for a transaction of this type. If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes outstanding under the Indenture may declare the Notes and all other obligations immediately due and payable. In addition, if the Corporation becomes the subject of certain voluntary or involuntary proceedings under any bankruptcy, insolvency or other similar debtor relief law, then the obligations under the Indenture will automatically become due and payable without any further action.

The obligations under the Notes are guaranteed on a senior secured basis by the Company and the subsidiaries of the Corporation that are JCP Parties. The obligations under the Notes are secured by collateral substantially similar to the collateral under the Term Loan Facility and the 2016 Indenture, other than real property interests (the “Collateral”), including liens on substantially all personal property of the JCP Parties, subject to certain exclusions set forth in the Indenture and the related security documents, including a Pledge and Security Agreement (the “Security Agreement”), dated as of March 12, 2018, among the JCP Parties and Wilmington Trust, National Association, as collateral agent (the “Collateral Agent”). The Security Agreement provides for (i) a grant of a security interest over the Collateral in favor of the Collateral Agent on behalf of the holders of the Notes, (ii) certain perfection requirements and (iii) customary representations and warranties, covenants and remedial provisions with respect to the Collateral. The liens securing the obligations under the Notes with respect to inventory, accounts receivable, deposit accounts and certain related collateral of the JCP Parties (the “ABL Priority Collateral”) are junior to the liens on such collateral securing the loans and other obligations incurred under the Amended and Restated Credit Agreement (as amended, the “ABL Credit Agreement”), dated as of June 20, 2017, among the Company, the Corporation, J. C. Penney Purchasing Corporation, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and certain other persons party thereto, pursuant to an Intercreditor and Collateral Cooperation Agreement (the “ABL Intercreditor Agreement”), dated as of June 23, 2016, among Wells Fargo Bank, National Association, as representative of the lenders party to the ABL Credit Agreement, Wilmington Trust, National Association, as representative of the holders of the loans and other obligations under the Term Loan Facility and the 2016 Indenture (the “Term Loan/2016 Notes Collateral Agent”), and the JCP Parties, to which the Collateral Agent, as representative of the holders of the obligations under the Notes, has become a party pursuant to a Representative Joinder Agreement No. 1 (the “Joinder Agreement”), dated as of March 12, 2018. The ABL Intercreditor Agreement governs, as among the holders of the loans and other obligations under the Term Loan Facility and the 2016 Indenture, the holders of the loans and other obligations under the ABL Credit Agreement, and the holders of the obligations under the Notes, with respect to the ABL Priority Collateral, the respective lien priorities, enforcement rights, application of proceeds and rights under insolvency proceedings. The ABL Intercreditor Agreement also provides for customary conditions on refinancing the obligations subject to the ABL Intercreditor Agreement.

In addition, the liens securing the obligations under the Notes with respect to the Collateral (including the ABL Priority Collateral) are junior to the liens on such Collateral securing the loans and other obligations under the Term Loan Facility and the 2016 Indenture pursuant to a Junior Priority Intercreditor Agreement (the “First/Second Priority Intercreditor Agreement”), dated as of March 12, 2018, between the Term Loan/2016 Notes Collateral Agent and the Collateral Agent. The First/Second Priority Intercreditor Agreement governs, as among the holders of the loans and other obligations under the Term Loan Facility and the 2016 Indenture, on the one hand, and the holders of the obligations under the Notes, on the other hand, with respect to the Collateral, the respective lien priorities, enforcement rights, application of proceeds and rights under insolvency proceedings.

Certain of the initial purchasers of the Notes and their related entities provide commercial banking, investment banking, trustee and custodial services to the Company.

In connection with the issuance of the Notes, the Company, the Corporation and J. C. Penney Purchasing Corporation entered into an Amendment No. 3 to Credit Agreement (the “ABL Amendment”) to the ABL Credit Agreement. The ABL Amendment makes certain clarifying amendments to the ABL Credit Agreement.

Copies of the Indenture, the Security Agreement, the Joinder Agreement, the First/Second Priority Intercreditor Agreement and the ABL Amendment are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively. A copy of the ABL Intercreditor Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2016. The foregoing descriptions of the Indenture, the Security Agreement, the ABL Intercreditor Agreement, the Joinder Agreement, the First/Second Priority Intercreditor Agreement and the ABL Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Indenture, the Security Agreement, the ABL Intercreditor Agreement, the Joinder Agreement, the First/Second Priority Intercreditor Agreement and the ABL Amendment, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Notes is incorporated herein by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit 4.1	Indenture (including the form of Note), dated as of March 12, 2018, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association

Exhibit 10.1	Pledge and Security Agreement, dated as of March 12, 2018, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as collateral agent

Exhibit 10.2	Representative Joinder Agreement No. 1, dated as of March 12, 2018, to the Intercreditor and Collateral Cooperation Agreement, dated as of June 23, 2016, among Wells Fargo Bank, National Association, as representative for the ABL secured parties, Wilmington Trust, National Association, as representative for the term loan/notes secured parties, J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and the subsidiary guarantors party thereto

Exhibit 10.3	Junior Priority Intercreditor Agreement, dated as of March 12, 2018, between Wilmington Trust, National Association, as representative for the first lien secured parties, and Wilmington Trust, National Association, as representative for the junior lien secured parties

Exhibit 10.4	Amendment No. 3 to Credit Agreement, dated as of March 8, 2018, among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc., J. C. Penney Purchasing Corporation, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, revolving agent and collateral agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Jeffrey Davis
Jeffrey Davis Executive Vice President and Chief Financial Officer

Date: March 14, 2018